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                                                                    EXHIBIT 23.6


                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.


     We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated November 4, 1994, set forth as Appendix C to the Prospectus/Joint Proxy Statement and to the summarization thereof and references to our firm in the Prospectus/Joint Proxy Statement under the captions
"SUMMARY -- The Merger" and "THE MERGER -- SCBC Fairness Opinion." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                         /s/      THE ROBINSON-HUMPHREY COMPANY,
                                         INC.

                                           THE ROBINSON-HUMPHREY COMPANY, INC.


Atlanta, Georgia
December 15, 1994